Exhibit 10.2

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY THE PERMITTED SUCCESSOR

Supplemental Indenture (this “Supplemental Indenture”), dated as of February 23, 2011, among Allis-Chalmers Energy Inc. (formerly known as Wellco Sub Company), a Delaware Corporation (the “Permitted Successor”) and a permitted successor of Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., a nationally chartered banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of January 29, 2007 (the “Indenture”) providing for the issuance of 8.5% Senior Notes due 2017 (the “Notes”);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2010, by and among the Company, Seawell Limited, a Bermuda corporation and parent of the Permitted Successor (“Seawell”), and the Permitted Successor, as amended by the Amendment Agreement, dated as of October 1, 2010, by and among the Company, Seawell and the Permitted Successor (as so amended, the “Merger Agreement”), the Company merged with and into the Permitted Successor, with the Permitted Successor continuing as the surviving entity (the “Merger”);

WHEREAS, Section 5.01(a)(i) of the Indenture provides that, in connection with the Merger, the Permitted Successor shall assume all of the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

WHEREAS, Section 9.01(a)(iii) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture without the consent of Holders in order to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Permitted Successor, the Company, the other Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to ASSUME OBLIGATIONS. The Permitted Successor hereby unconditionally assumes all of the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement (the “Assumption”).

3. Execution and Delivery. The Assumption shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Assumption.

4. No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of the Permitted Successor shall have any liability for any obligations of the Permitted Successor under the Notes, the Indenture, this Supplemental Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Assumption.

5. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Permitted Successor and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PERMITTED SUCCESSOR:

ALLIS-CHALMERS ENERGY INC. (formerly known as Wellco Sub Company)

By:	/s/ Max Bouthillette
Name:	Max Bouthillette
Title:	Senior Vice President,
Secretary, and General Counsel

TRUSTEE:

WELLS FARGO BANK, N.A.

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

GUARANTORS

AirComp LLC
Allis-Chalmers Directional Drilling Services LLC
Allis-Chalmers Drilling LLC
Allis-Chalmers Holdings Inc.
Allis-Chalmers Management LLC
Allis-Chalmers Production Services LLC
Allis-Chalmers Rental Services LLC
Allis-Chalmers Tubular Services LLC

By:	/s/ Max Bouthillette
Name:	Max Bouthillette
Title:	Senior Vice President and Secretary

GUARANTORS

AirComp LLC
Allis-Chalmers Directional Drilling Services LLC
Allis-Chalmers Drilling LLC
Allis-Chalmers Holdings Inc.
Allis-Chalmers Management LLC
Allis-Chalmers Production Services LLC
Allis-Chalmers Rental Services LLC
Allis-Chalmers Tubular Services LLC
American Well Control Inc.

By:	/s/ Max Bouthillette
Name:	Max Bouthillette
Title:	Senior Vice President and Secretary

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